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                                                                   Exhibit 99.1

                                  NEWS RELEASE


FOR:  NUKO

FOR IMMEDIATE RELEASE


        NUKO INFORMATION SYSTEMS, INC. ANNOUNCES $10 MILLION INVESTMENT

SAN JOSE, CA/December 17, 1996--NUKO Information Systems (Nasdaq: NUKO) today announced it has raised $10 million in a private placement of Convertible Preferred Stock to a single institutional investor. $5 million was funded immediately and the remaining $5 million will be funded upon effectiveness of a registration statement registering the Common Stock underlying the Preferred Stock and warrants issued in connection therewith. The company intends to use the proceeds to fund general corporate needs.

        "This investment will strengthen our ability to establish NUKO as a premier player in the market for digital video networking equipment," commented Bob Kondamoori, Chief Executive Officer.

        NUKO Information Systems, Inc., headquartered in San Jose, CA, is a provider of end-to-end solutions which enable the networking of digital video signals. NUKO's Intelligent Broadband Service Network (IBSN) solution uses open-systems, standards-based MPEG-2 methodology. These advanced products enable users to digitally encode, compress, transmit, decode and store video signals for a complete range of applications including distance learning, broadcasting, conferencing, entertainment and authoring.

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CONTACTS:     John Gorman, CFO        Morgen-Walke Associates
              (408) 570-2280          Chris Danne, Todd Friedman, Douglas Sherk
                                      (415) 296-7383
                                      Emily Dupree, Elissa Grabowski
                                      (212) 850-5698/(212) 850-5600


                   [MORGEN WALKE ASSOCIATES INC. LETTERHEAD]